Exhibit 10.1

This settlement document is dated June 1, 2026 between Invech Holdings, Inc. and Andrew Chase Cochran.

History of the Deal: Invech Holdings, Inc. agreed to buy and Andrew Chase Cochran agreed to sell the www.paragonrentals.ai marketplace platform. Complete front end, back end, database, and full code for $450,000. Invech Holdings, Inc. issued Andrew Chase Cochran a convertible debt note in Invech Holdings, Inc. The debt note converted to 10 million shares of common stock at $.045 per share.

Settlement: However on June 1, 2026 both parties have agreed that Andrew Chase Cochran will settle for half the remaining note value of $225,000 convertible to 5,000,000 (five million) common shares at $0.045 per share.

Both parties agree that this settlement agreement settles forever all claims current and future in contract and in torte for the remaining amount of debt owed.

Upon signing this agreement both parties attest in writing this debt is settled to the above terms.

Invech Holdings, Inc.

Represented by: Alexander M. Woods-Leo

Role: CEO, Majority Holder

Signature:: /s/ Alexander M. Woods-Leo

Date: June 1, 2026

Andrew Chase Cochran

Role: Note Holder

Signature: /s/ Andrew Chase Cochran

Date: June 1, 2026